Exhibit 99.6

May 14, 2010

Jeffrey D. Goldstein

2117 State Street, Suite 300

Bettendorf, Iowa 52722

Richard A. Goldstein

700 Office Parkway

St. Louis, Missouri 63141

Robert S. Goldstein

700 Office Parkway

St. Louis, Missouri 63141

Goldstein Group, Inc.

2117 State Street, Suite 300

Bettendorf, Iowa 52722

B.I.J.R.R. Isle, Inc.

B.I. Isle Partnership, L.P.

Rob Isle Partnership, L.P.

Rich Isle Partnership, L.P.

Jeff Isle Partnership, L.P.

I.G. Isle Partnership, L.P.

c/o Michael Newmark

Bryan Cave LLP

211 N. Broadway, Suite 3600

St. Louis, Missouri 63102

Gentlemen:

            We refer to that certain Agreement, dated as of April 30, 2010, by and among Jeffrey D. Goldstein, Richard A. Goldstein, Robert S. Goldstein, Goldstein Group, Inc., B.I.J.R.R. Isle, Inc., B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., Jeff Isle Partnership, L.P., and I.G. Isle Partnership, L.P. (the “Agreement”), a copy of which is attached hereto. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Agreement.

            The undersigned are stockholders of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), and wish to enter into and become parties to the Agreement pertaining to their respective investments in the Company and its Securities. Accordingly, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the undersigned hereby agree that upon execution of this letter agreement the undersigned shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto, and shall be deemed a Party and a member of the Goldstein Family for all purposes of the Agreement.  This letter agreement shall bind and inure to the benefit of and be enforceable by each of the Parties to the Agreement and the respective successors and assigns of the undersigned.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of May 14, 2010.

ROBERT S. GOLDSTEIN 2008 IRREVOCABLE TRUST
/s/ Marc D. Goldstein
Name: Marc D. Goldstein
Title: Trustee

/s/ Nathan Millan
Nathan Millan

/s/ Joshua Millan
Joshua Millan